EXHIBIT (23) (i)

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in the Annual Report on Form
10-KSB  under the  Securities  Exchange  Act of 1934 of Mesa  Laboratories,
Inc.  for the year ended March 31,  2001 of our reports  dated May 10, 2001 and  contained in  registration  Statements  NO.  33-89808,  333-02074  and
333-18161 of Mesa  Laboratories,  Inc. on Form S-8 under the Securities Act of 1933  insofar as such  reports  relate to the  financial  statements  of
Mesa Laboratories, Inc. for the year ended March 31, 2001.

/S/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

June 29, 2001
Denver, Colorado

MESA.240